Exhibit 99.1

Augmedix, Inc.

Summary Condensed Consolidated Statement of Operations

(in thousands except Average Clinicians in Service)

	Three Months Ended (unaudited)				Three Months Ended (unaudited)
	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Revenue	$3,185	$3,297	$3,668	$3,958	$3,970	$3,725	$4,245	$4,543
Cost of revenue	2,254	2,238	2,340	2,596	2,590	2,195	2,368	2,536
Gross profit	931	1,059	1,328	1,362	1,380	1,530	1,877	2,007

General and administrative	2,779	2,884	2,595	2,604	2,868	2,276	3,336	3,087
Sales and marketing	724	910	1,000	949	1,239	819	887	1,453
Research and development	1,555	1,676	1,951	1,795	1,491	985	1,009	1,037
Total operating expenses	5,058	5,470	5,546	5,348	5,598	4,080	5,232	5,577
Loss from operations	(4,127)	(4,411)	(4,218)	(3,986)	(4,218)	(2,550)	(3,355)	(3,570)

Other income (expense), net	96	237	(2,397)	308	(520)	(409)	(761)	(221)
Net loss	$(4,031)	$(4,174)	$(6,615)	$(3,678)	$(4,738)	$(2,959)	$(4,116)	$(3,971)

Reconciliation of Non-GAAP Metrics
Net loss	$(4,031)	$(4,174)	$(6,615)	$(3,678)	$(4,738)	$(2,959)	$(4,116)	$(3,971)
Interest	460	440	1,479	433	356	439	402	256
Tax	14	30	28	39	48	25	26	9
Depreciation	228	227	234	260	218	215	213	221
EBITDA	(3,329)	(3,477)	(4,874)	(2,946)	(4,116)	(2,280)	(3,475)	(3,305)
Transaction Related Expenses	-	-	-	-	-	-	753	314
Adjusted EBITDA	$(3,329)	$(3,477)	$(4,874)	$(2,946)	$(4,116)	$(2,280)	$(2,722)	$(2,991)

GAAP Operating Expenses	$5,058	$5,470	$5,546	$5,348	$5,598	$4,080	$5,232	$5,577
Transaction Related Expenses	-	-	-	-	-	-	753	314
Adjusted Operating Expenses	$5,058	$5,470	$5,546	$5,348	$5,598	$4,080	$4,479	$5,263

Average Clinicians in Service	398	439	493	518	551	530	552	590

Included for each quarter is the Average Clinicians in Service Headcount. We define a clinician in service as an individual doctor, nurse practitioner or other healthcare professional using our services. We average the month end number of clinicians in service for all months in the measurement period and the number of clinicians in service at the end of the month immediately preceding the measurement period. We believe growth in the average number of clinicians in service is a key indicator of the performance of our business as it demonstrates our ability to penetrate the market and grow our business.

Augmedix, Inc.

Summary Condensed Consolidated Balance Sheet	As of:
(in thousands)	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020
	(unaudited)
Assets
Current assets:
Cash	$5,635	$3,410	$15,822	$9,603	$4,223	$3,411	$1,429	$20,762
Restricted cash	-	-	-	2,000	2,000	2,000	2,000	2,211
Accounts receivable, net of allowance for doubtful accounts	2,163	2,523	1,974	2,291	2,656	2,992	2,562	2,693
Prepaid expenses and other current assets	423	459	497	459	492	555	412	1,104
Total current assets	8,221	6,392	18,293	14,353	9,371	8,958	6,403	26,770
Property and equipment, net	1,260	1,186	1,134	1,213	1,258	1,094	995	992
Deferred offering costs	-	-	-	-	-	-	935	-
Deposits	156	156	156	173	173	173	173	173
Total assets	$9,637	$7,734	$19,583	$15,739	$10,802	$10,225	$8,506	$27,935

Liabilities, Convertible Preferred Stock and Stockholders’ equity (deficit)
Current liabilities:
Notes payable, current portion	$3,674	$3,224	$3,824	$2,894	$2,894	$2,894	$2,894	$2,894
Subordinated note payable, current portion	-	-	-	-	-	1,804	2,747	3,719
Accounts payable	483	755	707	641	565	590	291	259
Accrued expenses and other current liabilities	1,885	2,404	2,515	2,766	2,143	2,221	3,888	3,109
Deferred revenue	4,687	6,660	5,968	5,510	5,210	4,902	5,166	5,439
Customer deposits	1,189	1,084	1,053	1,053	1,053	1,053	1,053	1,053
Total current liabilities	11,918	14,127	14,067	12,864	11,865	13,464	16,039	16,473
Notes payable, net of current portion	-	-	-	-	-	2,180	2,180	2,180
Subordinated note payable, net of current portion	10,046	10,136	8,648	9,722	9,758	8,081	7,221	6,158
Deferred rent, net of current portion	231	114	114	21	21	-	-	-
Preferred stock warrant liability	175	154	4,942	4,391	4,657	4,673	5,253	-
Total liabilities	$22,370	$24,531	$27,771	$26,998	$26,301	$28,398	$30,693	$24,811
Commitments and contingencies
Convertible preferred stock	38,257	38,257	53,430	53,882	54,283	54,283	54,283	-
Total stockholders’ equity (deficit)	(50,990)	(55,054)	(61,618)	(65,141)	(69,782)	(72,456)	(76,470)	3,124
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$9,637	$7,734	$19,583	$15,739	$10,802	$10,225	$8,506	$27,935

Augmedix, Inc.

Condensed Consolidated Statement of Cash Flows	Three Months Ended (unaudited)				Three Months Ended (unaudited)
(in thousands)	3/31/2019	6/30/2019	9/30/2019	12/31/2019	3/31/2020	6/30/2020	9/30/2020	12/31/2020

Cash flows from operating activities:
Net loss	$(4,031)	$(4,174)	$(6,615)	$(3,678)	$(4,738)	$(2,959)	$(4,116)	$(3,971)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	228	226	234	261	218	214	213	222
Stock-based compensation	86	107	101	103	97	295	99	177
Non-cash interest expense	74	89	1,161	98	36	128	83	(91)
Change in fair value of preferred stock warrant liability	(154)	(20)	920	(674)	170	16	580	(22)
Allowance for doubtful accounts	-	(1)	-	(2)	-	-	-	-
Deferred rent	(53)	(55)	(55)	(55)	172	(276)	(53)	(53)
Changes in operating assets and liabilities:			-	-			-	-
Accounts receivable	3	(290)	473	(312)	(365)	(248)	342	(131)
Prepaid expenses and other current assets	(4)	(37)	(37)	39	(28)	(70)	142	(691)
Deposits	(1)	-	-	(40)	-	-	-	-
Accounts payable	36	451	(46)	(67)	(32)	(99)	(230)	(36)
Accrued expenses and other current liabilities	(149)	205	136	338	(848)	373	929	44
Deferred revenue	(179)	1,973	(692)	(458)	(301)	(307)	264	272
Customer deposits	28	(105)	(32)	-	-	-	-	-
Net cash used in operating activities	$(4,116)	$(1,631)	$(4,452)	$(4,447)	$(5,619)	$(2,933)	$(1,747)	$(4,100)

Cash flows from investing activities:
Purchase of property and equipment	(149)	(151)	(183)	(340)	(257)	(58)	(112)	(220)
Net cash used in investing activities	$(149)	$(151)	$(183)	$(340)	$(257)	$(58)	$(112)	$(220)

Cash flows from financing activities:
Cash paid in connection with the Merger, net of cash acquired	-	-	-	-	-	-	-	(46)
Payment to unaccredited investors of Augmedix Operating Corporation	-	-	-	-	-	-	-	(555)
Proceeds from notes payable	-	-	-	-	-	2,180	-	-
Repayment of notes payable	-	(450)	(908)	-	-	-	-	-
Proceeds from sale of common stock	-	-		-	-	-	-	27,416
Proceeds from issuance of convertible preferred stock	-	-	14,696	575	500	-	-	-
Proceeds from issuance of convertible notes payable	-	-	3,304	-	-	-	-	-
Payment of financing costs	-	-	(45)	(8)	(4)	-	(125)	(3,030)
Proceeds from exercise of stock options	-	1	3	-	2	-	-	78
Net cash provided by (used in) financing activities	$-	$(449)	$17,050	$567	$498	$2,180	$(125)	$23,863
Effect of exchange rate changes on cash and restricted cash	(14)	6	(3)	1	(2)	(1)	2	1
Net decrease in cash and restricted cash	(4,279)	(2,225)	12,412	(4,219)	(5,380)	(812)	(1,982)	19,544
Cash and restricted cash at beginning of period	9,914	5,635	3,410	15,822	11,603	6,223	5,411	3,429
Cash and restricted cash at end of period	$5,635	$3,410	$15,822	$11,603	$6,223	$5,411	$3,429	$22,973

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